Exhibit 99.1

InsPro Technologies Corporation Announces
Fourth Quarter 2014 Financial Results

Radnor, PA – March 31, 2015 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of core policy administration software for Group and Individual Life, Health, and Annuity products that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service, and reduce operating costs today announced its financial results for the year and quarter ended December 31, 2014.

Fourth Quarter 2014 Highlights

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Revenues were $4,852,129 in the fourth quarter of 2014, a 59% increase as compared to the $3,055,850 in the fourth quarter of 2013.    An increase of $367,417 in professional services from several ongoing implementations, a $775,000 increase in license revenue and an increase in ASP/Hosting and Maintenance revenues due to the growth in clients, accounts for the increase in Revenue.

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Operating loss from continuing operations was $535,027 in the fourth quarter of 2014 as compared to a gross profit of $434,644 in the fourth quarter of 2013. The results from operations in the fourth quarter of 2014 were unfavorably impacted by higher cost of revenues, a result of increased utilization of several outside consulting firms, to assist with modifications to InsPro Enterprise’s functionality and new clients’ implementations of InsPro Enterprise™.  In Third Quarter of 2014 the Company engaged a third party consulting firm to be a preferred system integrator.

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Net loss was $1,982,092 in the fourth quarter of 2014 as compared to a net loss of $833,814 in the fourth quarter of 2013. The net loss in the fourth quarter of 2014 as compared to the fourth quarter of 2013 was unfavorably impacted by higher costs of revenues partially offset by higher revenues partially offset by lower gain on the change of the fair value of warrant liability.

Year-to-Date 2014 Highlights

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Revenues were $18,670,138 in 2014 as compared to $14,802,268 in 2013.  Revenue growth was a result of a $3,088,663 increase in professional services, from implementation services, $946,490 higher ASP/Hosting revenue and $215,489 higher maintenance revenue, which was a result of increased fees from existing and recent implementations of InsPro Enterprise, partially offset by $400,000 of lower license fees.  In 2014 we recognized a $2,150,000 in license fees for two clients while in 2013 we recognized $2, 550,000 of license fees for three clients.

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Operating loss from continuing operations was $5,432,967 in 2014 as compared to a loss of $2,120,683 in 2013. The results from operations in 2014 were unfavorably impacted by higher costs of revenues, a result of increased utilization of several outside consulting firms, to assist with modifications to InsPro Enterprise’s functionality and new clients’ implementations of InsPro Enterprise, combined with $1,694,385 higher non-cash equity compensation expense.

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Net loss was $5,184,686 in 2014 as compared to a net loss of $1,743,008 in 2013. The net loss in 2014 was unfavorably impacted by higher costs of revenues combined with higher non-cash equity compensation expense.

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a single technology solution used to manage all insurance processing requirements supporting multiple product lines as well as hybrid products for both group and individual policies on a single web-based platform. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular, componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics components.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise, an end-to-end, web-based policy administration system used by insurance carriers and third-party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding current and future capabilities and products supported, growth in the number of clients, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation’s current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations

Contact:

Anthony R. Verdi, CFO
484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013

Revenues	$4,852,129	$3,055,850	$18,670,138	$14,802,268

Cost of revenues	5,387,156	2,621,206	16,834,833	11,626,838

Gross profit (loss)	(535,027)	434,644	1,835,305	3,175,430

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	699,269	699,100	4,492,640	2,713,072
Advertising and other marketing	82,289	114,920	321,409	394,172
Depreciation	42,742	41,251	166,067	160,808
Rent, utilities, telephone and communications	92,546	95,066	378,586	383,204
Professional fees	159,206	276,714	901,452	879,438
Other general and administrative	411,727	216,279	1,008,118	765,419

Total selling, general and administrative expenses	1,487,779	1,443,330	7,268,272	5,296,113

Operating loss from continuing operations	(2,022,805)	(1,008,687)	(5,432,967)	(2,120,683)

Other income (expense):
Gain on the change of the fair value of warrant liability	840	101,200	51,440	25,001
Interest expense	(11,191)	(13,237)	(42,720)	(39,493)

Total other income (expense)	(10,351)	87,963	8,720	(14,492)

Loss from continuing operations	(2,033,156)	(920,724)	(5,424,247)	(2,135,175)

Income from discontinued operations	51,064	86,909	239,560	392,167

Net loss	$(1,982,092)	$(833,814)	$(5,184,687)	$(1,743,008)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.05)	$(0.02)	$(0.13)	$(0.05)
Gain from discontinued operations	0.01	-	0.01	0.01
Net loss per common share	$(0.04)	$(0.02)	$(0.12)	$(0.04)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash	$3,431,001	$2,569,536
Accounts receivable, net	2,244,812	1,660,564
Prepaid expenses	321,228	200,985
Other current assets	2,796	2,564
Assets of discontinued operations	19,783	31,540

Total current assets	6,019,620	4,465,189

Property and equipment, net	1,104,441	959,902
Other assets	50,000	60,000

Total assets	$7,174,061	$5,485,091

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable	$549,329	$550,761
Accounts payable	4,834,128	1,169,251
Accrued expenses	373,310	456,753
Current portion of capital lease obligations	182,388	57,932
Due to related parties	-	10,000
Deferred revenue	2,251,688	1,006,875

Total current liabilities	8,190,843	3,251,572

LONG TERM LIABILITIES:
Warrant liability	5,760	607,199
Capital lease obligations	231,207	23,184

Total long term liabilities	236,967	630,383

Total liabilities	8,427,810	3,881,955

SHAREHOLDERS’ (DEFICIT) EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 3,809,378 shares issued and outstanding (liquidation value $11,428,134)	7,709,919	7,709,919
Common stock ($.001 par value; 400,000,000 and 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	45,738,974	43,411,172
Accumulated deficit	(57,608,289)	(52,423,602)

Total shareholders’ (deficit) equity	(1,253,749)	1,603,136

Total liabilities and shareholders’ (deficit) equity	$7,174,061	$5,485,091

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2014	2013
Cash Flows From Operating Activities:
Net loss	$(5,184,686)	$(1,743,008)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	840,741	697,102
Stock-based compensation	1,777,803	93,834
(Gain) on change of fair value of warrant liability	(51,440)	(25,001)
Changes in assets and liabilities:
Accounts receivable	(584,248)	45,850
Prepaid expenses	(13,163)	145,214
Other current assets	(232)	(841)
Other assets	10,000	10,000
Accounts payable	3,664,877	(392,152)
Accrued expenses	(83,443)	(66,571)
Due to related parties	(10,000)	10,000
Deferred revenue	1,244,813	(673,958)
Assets of discontinued operations	11,757	31,979

Net cash provided (used) in operating activities	1,622,779	(1,867,552)

Cash Flows From Investing Activities:
Purchase of property and equipment	(576,275)	(234,961)

Net cash used in investing activities	(576,275)	(234,961)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	-	1,536,000
Fees paid in connection with sale of preferred stock and warrants	-	(36,693)
Payments on notes payable	(108,512)	(110,704)
Payments on capital leases	(76,527)	(64,243)

Net cash (used) provided in financing activities	(185,039)	1,324,360

Net increase (decrease) in cash	861,465	(778,153)

Cash - beginning of the period	2,569,536	3,347,689

Cash - end of the period	$3,431,001	$2,569,536